Exhibit 10.18

RESTRICTED UNIT AGREEMENT

This RESTRICTED UNIT AGREEMENT, dated as of August 8, 2003 (the “Restricted Unit Agreement”), is between Graphic Packaging Corporation, a Delaware corporation (formerly Riverwood Holding, Inc.) (the “Company”), and the Grantee whose name appears on the signature page hereof (the “Grantee”) under the terms of the 2003 Riverwood Holding, Inc. Long-Term Incentive Plan (the “Plan”) and the Second Amended and Restated Employment Agreement dated as of March 24, 2003 among Riverwood International Corporation (renamed Graphic Packaging International, Inc.), Riverwood Holding, Inc. (renamed Graphic Packaging Corporation) and Grantee (the “Employment Agreement”). Capitalized terms used in this Restricted Unit Agreement and not otherwise defined herein have the meaning given in the Employment Agreement or in the Plan. If any provision of this Restricted Unit Agreement is inconsistent with any provision of the Plan (as either may be interpreted from time to time by the Board), the Plan shall control.

1.   Grant of Restricted Units.   Effective as of the date hereof, the Company hereby evidences and confirms its award to the Grantee of the number of Restricted Units set forth on the signature page hereof, which represent the Company’s contractual obligation to deliver shares of Common Stock (the “Shares”) to the Grantee upon the terms set forth herein.

2.   Vesting of Restricted Units.   The Restricted Units shall vest 33 1/3% on each of the first three anniversaries of the Effective Date, subject to the Grantee’s continuous employment with the Company or one of its affiliates from the Effective Date through each such vesting date, provided that, if, on or prior to the third anniversary of the Effective Date, (x) the Grantee’s employment is terminated by reason of a Qualifying Termination of Employment or (y) the CD&R Fund and, if applicable, its Affiliates effect a sale or other disposition of all of the Common Stock then held by the CD&R Fund and (ii) thereafter, the Grantee’s employment is terminated by the Company other than for Cause or by the Grantee for Good Reason or (z) there is a Change in Control, all Restricted Units held by the Grantee as of the effective date of such Qualifying Termination of Employment, termination under the foregoing clause (y)(ii) or Change in Control, whichever is applicable, shall become immediately 100% vested and exercisable. If the Grantee’s employment terminates after the first or second anniversary of the Effective Date for reasons other than provided in clause (x) or (y)(ii) of the preceding sentence, he shall retain the right to any Restricted Units that have become vested and nonforfeitable, subject to Section 3, which shall be payable pursuant to Section 5.

3.   Forfeiture.   If the Grantee’s employment is terminated for Cause on or before the date on which any Restricted Units have become payable pursuant to Section 5, such Restricted Units awarded to the Grantee shall be canceled and the Grantee shall forfeit all rights to the Restricted Units and any Shares issuable for such Restricted Units.

4.   Dividend Equivalents.   If the Company pays any cash dividend on the Common Stock before the shares underlying the Restricted Units are delivered to the Grantee pursuant to Section 5, the Grantee will be credited on the record date established for such dividend with a number of Restricted Units equal to the greatest whole number which may be obtained by dividing (i) the value of such dividend by (ii) the Fair Market Value of a Share on such date. Any such additional Restricted Units shall become vested and nonforfeitable, if at all, on the same terms and conditions as are applicable in respect of the Restricted Units.

5.   Delivery of Shares Underlying Vested Restricted Units.   Shares underlying vested Restricted Units shall be delivered on the earlier of (i) the third anniversary of the Effective Date, (ii) a Qualifying Termination of Employment, and (iii) the occurrence of a Change of Control.

6.   Representations and Warranties.

(a)           Investment Intention. The Grantee represents and warrants that the Restricted Units have been, and any Shares will be, acquired by the Grantee solely for the Grantee’s own account for investment and not with a view to or for sale in connection with any distribution thereof. The Grantee further understands, acknowledges and agrees that none of the Restricted Units may be transferred, sold, pledged, hypothecated or otherwise disposed of except to the extent expressly permitted hereby.

(b)           Ability to Bear Risk. The Grantee represents and warrants that (i) the financial situation of the Grantee is such that the Grantee can afford to bear the economic risk of holding the Restricted Units and Shares for an indefinite period and (ii) the Grantee can afford to suffer the complete loss of the Grantee’s investment in the Restricted Units and Shares.

7.   Miscellaneous.

(a)           Tax Withholding. Whenever Shares or other property are to be distributed in respect to any Restricted Units awarded hereunder, the Company shall have the power to withhold, or require the Grantee to remit to the Company, an amount sufficient to satisfy United States Federal, state, local and non-U.S. withholding tax requirements, including but not limited to income, social security and employment taxes, relating to such issuance, and the Company may defer issuance of such Shares or other property until such requirements are satisfied. The Board may, in its discretion, permit the Grantee to elect, subject to such conditions as the Board shall impose, to satisfy his withholding obligation hereunder with Shares or any other property issuable hereunder. Notwithstanding the foregoing, in the event Shares are to be distributed pursuant to (i) the Company’s termination of the Grantee’s employment without Cause, due to death or Disability, due to retirement, or (ii) the Grantee’s termination of employment for Good Reason or (iii) the occurrence of a Change of Control, the Company shall withhold from the number of Shares otherwise deliverable enough Shares (based on the Fair Market Value at the time of distribution) to satisfy income and employment tax withholding requirements with respect to such distribution and delivery.

(b)           Nonassignability. The Restricted Units granted hereby are not assignable or transferable, in whole or in part, and may not, directly or indirectly, be offered, transferred, sold, pledged, assigned, alienated, hypothecated or otherwise disposed of or encumbered (including without limitation by gift, operation of law or otherwise) other than by will or by the laws of descent and distribution to the estate of the Grantee upon the Grantee’s death.

(c)           No Rights as a Stockholder. Neither the Grantee nor any person or persons to whom the Grantee’s rights under this Restricted Unit Agreement shall have passed by will or by the laws of descent and distribution, as the case may be, shall have any voting, dividend or other rights or privileges as a stockholder of the Company with respect to any Shares corresponding to the Restricted Units granted hereby unless and until a certificate for Shares is issued in respect thereof.

(d)           No Right to Continued Employment. Nothing in this Restricted Unit Agreement shall interfere with or limit in any way the right of the Company or any of its Subsidiaries to terminate the Grantee’s employment at any time, or confer upon the Grantee any right to continue in the employ of the Company or any of its Subsidiaries.

(e)           Interpretation. The Board shall have full power and discretion to construe and interpret the Plan (and any rules and regulations issued thereunder) and this Restricted Unit Agreement. Any determination or interpretation by the Board under or pursuant to this Restricted Unit Agreement shall be final and binding and conclusive on all persons affected hereby.

(f)            Delegation by the Board. All of the powers, duties and responsibilities of the Board specified in this Restricted Unit Agreement may, to the full extent permitted by applicable law, be exercised and performed by any duly constituted committee thereof to the extent authorized by the Board to exercise and perform such powers, duties and responsibilities.

(g)           Binding Effect; Benefits. This Restricted Unit Agreement shall be binding upon and inure to the benefit of the Company and the Grantee and their respective successors and assigns. Nothing in this Restricted Unit Agreement, express or implied, is intended or shall be construed to give any person other than the Company or the Grantee or their respective successors or assigns any legal or equitable right, remedy or claim under or in respect of any agreement or any provision contained herein.

(h)           Amendment. This Restricted Unit Agreement may not be altered, modified, or amended except by a written instrument signed by the Company and the Grantee.

(i)            Severability. In the event that any one or more of the provisions of this Restricted Unit Agreement shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

(j)            Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed given when (a) delivered personally, (b) sent by certified or registered mail, postage prepaid, return receipt requested or (c) delivered by overnight courier (provided that a written acknowledgment of receipt is obtained by the overnight courier) to the party concerned at the address indicated below or to such changed address as such party may subsequently give notice of:

If to the Company:	Graphic Packaging Corporation 814 Livingston Court Marietta, Georgia 30067

Attention:	General Counsel; Chairman, Compensation Committee

If to Grantee:	at the home address of Grantee on the records of the Company

(k)           Governing Law. This Restricted Unit Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to the principles of conflict of laws except to the extent the laws of the State of Delaware specifically and mandatorily apply.

(l)            Sections and Other Headings. The section and other headings contained in this Restricted Unit Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Restricted Unit Agreement.

(m)          Counterparts. This Restricted Unit Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Restricted Unit Agreement as of the date first above written.

Graphic Packaging CorpOration
	By:	/s/ Wayne E. Juby
Name: Wayne E. Juby
Title: Senior Vice President, Human Resources

THE GRANTEE:

Stephen M. Humphrey
/s/ Stephen M. Humphrey

Number of Restricted Units 342,225